United States

Securities And Exchange Commission

Washington, DC 20549

______________

FORM 8-K

______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 29, 2016

Manhattan Associates, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Georgia	0-23999	58-2373424
(State or Other Jurisdiction of Incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2300 Windy Ridge Parkway, Tenth Floor, Atlanta, Georgia

30339

(Address of Principal Executive Offices)

(Zip Code)

(770) 955-7070

(Registrant’s telephone number, including area code)

NONE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported, on April 25, 2016, Dennis B. Story, Executive Vice President, Chief Financial Officer and Treasurer, resigned from Manhattan Associates, Inc. (the "Company"), effective June 30, 2016. On June 29, 2016, the Company’s Board of Directors appointed Linda C. Pinne to serve as the Company’s interim Chief Financial Officer and Treasurer, in addition to her current position as the Company’s Senior Vice President, Global Corporate Controller and Chief Accounting Officer, effective July 1, 2016. Biographical information for Ms. Pinne is included in the Company’s Proxy Statement for the 2016 Annual Meeting of Shareholders and is incorporated herein by reference. Mr. Story will receive his regular compensation, including base salary and any bonus payable under the Company’s annual cash incentive program for the Company’s second quarter of 2016, through the effective date of his resignation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Manhattan Associates, Inc.

By:  /s/ Bruce S. Richards

Bruce S. Richards

Senior Vice President, Chief Legal Officer and Secretary

Dated:  July 6, 2016